EXHIBIT 10.25
WIRELESS RONIN TECHNOLOGIES, INC.
AMENDMENT AGREEMENT
     This Amendment Agreement (the “Agreement”) is entered into effective this 21st day of July, 2006 (the “Effective Date”) by and between Wireless Ronin Technologies, Inc., a corporation organized under the laws of the state of Minnesota (the “Company”) and Galtere International Master Fund L.P. (“Lender”).
     WHEREAS, the Company is indebted to Lender by reason of one or more loans evidenced by a promissory note dated April 14, 2004 in the original amount of $350,000 (the “Note”);
     WHEREAS, the parties entered into that certain Note Conversion Agreement, dated as March 3, 2006 (the “Conversion Agreement”), which, among other things, extended the maturity date of the Note, deferred the required payment of principal and interest on the Note, and obligated Lender to enter into a “lock-up” agreement in connection with an underwritten initial public offering of the Company’s common stock (the “IPO”);
     WHEREAS, various provisions of the Conversion Agreement are predicated on the Company’s ability to effect the IPO on or before September 30, 2006;
     WHEREAS, the proposed underwriter for the IPO required, as a condition precedent to filing a registration statement in connection with the IPO, that the Company enter into a certain customer agreement;
     WHEREAS, the execution and delivery of the aforementioned customer agreement by the parties thereto was delayed for three months, effectively deferring the commencement of the IPO and creating the Company’s need for additional interim financing through the sale of up to $3,600,000 in 12% convertible bridge notes and warrants to purchase up to 720,000 shares of the Company’s common stock;
     WHEREAS, the IPO may not be completed by September 30, 2006, necessitating receipt of Lender’s consent to further extend the maturity date of the Note and the due date for principal and interest payments thereon, and certain other provisions set forth hereinafter; and
     WHEREAS, the Company intends to effect a two for three share combination with respect to its outstanding shares of common stock prior to the filing of the Company’s registration statement for the IPO.
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Conversion Agreement and the Note as follows:
AGREEMENT:
     (1) Maturity Date. The maturity date of the Note is hereby extended to the earlier of: (i) the date the Company closes on receipt of the net proceeds from the IPO, or (ii) November 30, 2006.

     (2) Deferral of Payments. The Note is amended to provide that payment of all Principal Indebtedness and accrued interest due under the Note prior to November 30, 2006 is due on the earlier of: (i) the date the Company closes on receipt of the net proceeds from the IPO, or (ii) November 30, 2006.
     (3) Lock-Up Agreement. Section (9) of the Conversion Agreement is hereby amended to strike the words “September 30, 2006” and replace them with “November 30, 2006.”
     (4) Effect of Amendments and Allonge. Except for the foregoing amendments, the terms and conditions of the Note (as previously amended by the Conversion Agreement) not inconsistent therewith shall remain in full force and effect. Lender shall attach and permanently affix this Agreement as an allonge to the Note and give notice and a copy of this Agreement to any transferee or pledgee of the Note.
     (5) Governing Law. This Agreement shall be governed by the laws of the state of Minnesota applicable to contracts made and to be performed wholly within Minnesota, without giving effect to conflicts of laws principles. Venue for enforcement of this Agreement shall be in any federal court or Minnesota state court sitting in Minneapolis, Minnesota. Lender and the Company consent to the jurisdiction and venue of any such court and waives any argument that the venue in such forums is not convenient.
     (6) Successors or Assigns. The Company and Lender agree that all of the terms of this Agreement shall be binding on their respective successors and assigns, and that the term “Company” and the term “Lender” as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.
     (7) Invalidity of Particular Provisions. The Company and Lender agree that the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.
     (8) Confidentiality. The information contained in this Agreement relative to the Company’s proposed bridge debt financing and public offering are highly confidential. Lender agrees that all discussions with the Company relative to the foregoing financing will be held in the strictest of confidence and will not be disclosed without the consent of the Company, or as required by law. Such confidentiality restriction shall continue until the Company advises Lender that it no longer intends to pursue a public offering, or the Company’s public disclosure of the proposed public offering. Lender has been advised that a breach of this disclosure obligation may jeopardize the Company’s proposed financing. Lender may disclose the terms of this Agreement to any attorney or other advisor of Lender who agrees in writing to be bound by these confidentiality terms.
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     IN WITNESS WHEREOF, the Company and Lender have executed this Agreement as of the Effective Date.

WIRELESS RONIN TECHNOLOGIES, INC.

By	/s/ Jeffrey C. Mack

Jeffrey C. Mack
President and Chief Executive Officer
14700 Martin Drive
Eden Prairie, MN 55344

Galtere International Master Fund L.P.

By	/s/ Susan Haugerud

President, Galtere International Ltd.
for Galtere International Master Fund
Signature and Title